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STATE OF SOUTH CAROLINA  )    LEASE AGREEMENT
                         )
COUNTY OF EDGEFIELD      )

          THIS LEASE is made and entered into this 22nd day of January, 1996, by and between Lewis F. Holmes, III (hereinafter "Landlord"), whose address is Route 2, Box 88, Johnston, South Carolina 29832 and United Defense L.P., a limited partnership (hereinafter "Tenant"), whose address is 15 Wyndham Boulevard, Aiken, South Carolina 29801. Tenant submits itself to the jurisdiction of South Carolina and the venue of Edgefield County.

                                     ARTICLE I.

                                  LEASED PROPERTY

          The "Leased Property" consists of the land, building and improvements (the "Land and Buildings") located on Highway 191 (South) in Edgefield County, South Carolina. The Leased Property is more particularly described in Exhibit A attached hereto and made a part hereof.

                                    ARTICLE II.

                                   TERM OF LEASE

          Section 2.1. DEMISE: Landlord, for and in consideration of the rents, covenants and agreements herein contained on the part of the Tenant, has let and leased and by these presents does let and lease unto Tenant, and Tenant does hereby take and hire from Landlord, for the Term and any extensions thereof, the Leased Property.

          Section 2.2. TERM: The term of this Lease shall commence upon the date hereinafter referred to as the "Commencement Date" which shall be the 1st day of April, 1996, and shall expire at midnight upon the last day of the month of the Commencement Date, in the second year after the Commencement Date, unless sooner terminated or extended pursuant to the

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terms hereof.  Six months prior to the expiration of this hereinafter referred to as the "Term," this rental agreement may be renewed by the parties upon mutually agreeable terms. Any extensions granted by Landlord hereto in anticipation of such a renewal agreement, the granting or non-grant of such extensions being at the sole discretion of the Landlord, shall conform to the terms of this lease and remain in full force and effect. Should Tenant be in good standing and Landlord elect to terminate this month to month tenancy, Tenant shall be granted a 90-day period within which to vacate, at the same rental terms during said 90 days.

          Section 2.3. TERMINATION. This lease shall terminate at the end of the Term or any extension thereof, without the necessity of any notice from either Landlord or Tenant to terminate same. Tenant hereby waives notice to vacate the Leased Property and agrees that Landlord shall be entitled to the summary recovery of possession of the Leased Property should Tenant hold over to the same extent as if statutory notice had been given. In the event Tenant holds over without the express written consent of Landlord, Tenant shall be deemed to hold over as a tenant at will. For a period of two (2) months prior to the expiration of the Term or any extension thereof, Landlord may show the Leased Property and all parts thereof to prospective tenants and purchasers during normal business hours, provided, however, that Landlord shall use his best efforts not to disturb Tenant's use or occupancy thereto.

                                    ARTICLE III.

                                        RENT

          Section 3.1. ANNUAL RENT. The Tenant agrees to pay to the Landlord an "Annual Rent" of Twenty-One Thousand Nine Hundred ($21,900) Dollars per year in equal monthly installments of One Thousand Eight Hundred Twenty-Five Dollars, due and payable on or before the third day of each month in advance during the Term hereof (unless such rent be

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abated or diminished as in this Lease elsewhere provided).  Annual Rent shall be apportioned for the current month beginning with the Commencement Date.

          Section 3.2. PLACE OF PAYMENT. Payments of rent are to be made to the Landlord at the address set forth above, or to such other part at such other place as shall be designated by the Landlord in writing at least ten
(10) days prior to the next ensuing rent payment date.

          Section 3.3. TAXES AND INSURANCE. Landlord shall be responsible for the payment of 1993 taxes on the Leased property. Future property taxes shall be apportioned as follows: Landlord shall pay all taxes up to and equal to the 1993 taxes; Tenant shall be responsible for the payment of any amount on a yearly basis over and above the 1993 tax bill amount. Tenant shall be responsible for the securing fire, extended and liability insurance coverage or its equivalent and shall be maintained on the Leased Property in the minimum amount of Two Hundred Fifty Thousand and no/100 ($250,000.00) Dollars naming Landlord as an additional insured and allowing a loss payee clause to any mortgage company so designated by Landlord.

                                    ARTICLE IV.

                                TENANT IMPROVEMENTS

          Tenant may make any alterations, additions or improvements in or to the Leased Property but must first have the consent of the Landlord. Consent shall not be unreasonably withheld. Landlord agrees that Tenant may construct the premises in accordance with standard storage/warehouse design. Any and all improvements to the land or buildings shall remain the property of the Landlord upon the termination of this Lease. Notwithstanding any provision

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herein, Tenant shall not be required to obtain the consent of the Landlord to make any alterations, additions or improvements whose cost does not exceed
Ten Thousand ($10,000.00) Dollars.

                                     ARTICLE V.

                                   PERMITTED USE

          The Leased Property may be used by the Tenant for warehouse/storage facilities, provided, however, that Tenant agrees not to store or warehouse any toxic or dangerous waste or chemicals.

                                    ARTICLE VI.

                                 ENTRY BY LANDLORD

          Section 6.1. INSPECTING. Landlord, its agents or employees, shall have the right, but shall not be required, to enter the Leased Property at all reasonable hours for the purpose of making inspections. In no way should such inspections interfere with or interrupt the business of the Tenant, and such Inspections shall be arranged prior thereto by the Landlord and Tenant's Warehouse Manager.

                                    ARTICLE VII.

                                DEFAULT AND REMEDIES

     Section 7.1. EVENTS OF DEFAULT. If (i) Tenant fails to pay when due any installment of rent; (ii) Tenant fails to keep, perform and observe any other covenant hereunder; (iii) any Order for Relief from Creditors is entered on behalf of the Tenant; (iv) Tenant is adjudged insolvent according to law; (v) any assignment of Tenant's property is made for the benefit of its creditors; or
(vi) Tenant files a petition or a petition is filed against Tenant under any federal or state bankruptcy law (any of such events being herein called an "Event of Default"), Landlord shall, with respect to an Event of Default other than nonpayment of Annual Rent or Additional Rent,

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give Tenant notice thereof and Tenant shall have thirty (30) days after the date of such notice in which to cure such Event of Default. In the event Tenant fails to pay any installment of Annual Rent or Additional Rent when due, Tenant shall thirty (30) days from the due date in which to cure such default by paying all late rent due and any interest due pursuant to Section 14 hereof, but Landlord shall not be required to give any notice of such default. Tenant shall have ten (10) days from the date of any default to vacate the premises if he fails to cure said default.

     Section 7.2. LANDLORD'S REMEDIES. If any Event of Default occurs and is not cured within the time allowed hereby for the cure thereof, then Landlord may exercise any one or more of the following remedies:

     (a) Suspend the provision of any or all of the services to be provided by Landlord to Tenant, without terminating this Lease, until such Event of Default is remedied;

     (b) Without terminating this Lease, seek specific performance of Tenant's obligations hereunder and, in that connection, Tenant hereby agrees that Landlord's remedies at law are and will be insufficient to preserve for Landlord the benefit of this Lease and that monetary damages would not be a sufficient remedy;

     (c) Without terminating this Lease, re-enter the Leased Property (by legal action if necessary) and proceed to re-let as Tenant's agent all or any part of the Leased Property as Landlord in its sole discretion may deem necessary or appropriate, and on such terms, rental and conditions as may, in the reasonable opinion of Landlord, be commercially reasonable; all rentals received by Landlord from such re-letting shall be applied FIRST, to Landlord expenses incurred in connection with any such re-entering or re-letting, including without limitation, any and all costs and expenses incurred in renovating or altering space in the Leased Property to make it suitable

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for re-letting, brokerage commissions and attorneys fees and other fees incurred in connection therewith, and advertising costs and expenses; SECOND, to all other damages and expenses suffered or insured by Landlord as a result of Tenant's breach hereof; and THIRD, to all rent not paid by Tenant; any surplus of such rentals shall be held by Landlord without interest and free from the claims of creditors of Tenant, as security for the continued payment and performance of Tenant's obligations hereunder until Landlord terminates this Lease or the Term or Extension Term expires, as applicable, at which time any amount remaining after full payment to Landlord will be paid over to Tenant. Unless Landlord has expressly notified Tenant that he is exercising the right of termination contained in clause (d) of this Section 7.2, the actions described in this clause (c) shall not be deemed to terminate this Lease or constitute an acceptance of any attempted or purported surrender by Tenant of the Leased Property or any part thereof; or

     (d) By written notice to Tenant, terminating this Lease, which termination shall be effective upon the date of such notice, and upon receipt of such notice, Tenant shall immediately vacate the Leased Property; if Tenant thereafter remains in possession of the Leased Property, Landlord may institute dispossessory proceedings. In addition to the foregoing, Landlord may initiate an action against Tenant for the recovery of all rent due hereunder through the date of the notice of termination, or the date Tenant vacates the Leased Property, whichever later occurs, with interest thereon from the date when due at the rate provided in Section 14. Tenant agrees to hold harmless the Landlord as against any actions at law or in equity, by any third party, for the Term of this lease.

          Landlord shall also be entitled to recover from Tenant all expenses including reasonable attorneys fees incurred in connection with enforcement of Landlord's rights and remedies under this lease.

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          Section 7.3.   DEFAULT BY LANDLORD.  In the event of any default by
Landlord, Tenant may exercise any and all remedies available at law or in equity, including the right of specific enforcement.

                                   ARTICLE VIII.

                              MAINTENANCE AND SERVICES

          Section 8.1. TENANT REPAIRS. Tenant shall, at its sole costs and expense, maintain in good condition the Leased Property and every part thereof, and will make all necessary repairs thereto, interior or exterior, structural or non-structural, ordinary and extraordinary, and unforeseen and foreseen. The Landlord shall not be required to furnish any services or facilities or to make any repair or alteration in or to the Leased Property. The Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Leased Property.


          Section 8.2. CONDITIONS OF LEASED PROPERTY UPON TERMINATION OF LEASE. Land and Buildings are to be returned to the Landlord at the end of the Lease in substantially the same condition as they currently exist, normal wear and tear excepted.

          Section 8.3. UTILITIES. Tenant shall be responsible for and shall bear the expense of all utilities for the Leased Property, including without limitation, water, sewer, electricity, gas and telephone.

                                     ARTICLE IX.

                                      ATTORNMENT

          Section 9.1. ATTORNMENT. Should Landlord assign this Lease, or should Landlord grant a mortgage on the Building, and should the holder of such mortgage succeed to the interest of Landlord, Tenant shall be bound to said assigns or any such mortgagee under all

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the terms, covenants and conditions of this Lease for the balance of the Term remaining after such succession and any Extension Term elected by Tenant, and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of Attornment regarding the matters covered in this Lease, then Tenant shall enter into any such Attornment agreement, provided the same does not modify any of the provisions of this Lease and has no adverse effect upon Tenant's continued occupancy of the Leased Property.

                                      ARTICLE X.

                                      SURRENDER

          Section 10.1. SURRENDER OF LEASED PROPERTY. At the expiration or earlier termination of this Lease, Tenant shall surrender the Leased Property to Landlord.

                                     ARTICLE XI.

                                     CONDEMNATION

          Section 11.1. TOTAL TAKING. In the event that the whole of the Leased Property shall be condemned or taken in any manner for any public or quasi-public use, this Lease shall forthwith cease and terminate as of the date of vesting of title in the condemnor.

          Section 11.2. SUBSTANTIAL TAKING. If only a part of the Leased Property shall be so condemned or taken, but in Tenant's reasonable opinion the taking makes it economically unfeasible for Tenant to continue to use the Leased Property in a normal and satisfactory manner for the purpose for which the Leased Property was used immediately prior to the taking, then Tenant, by giving thirty (30) days notice to the Landlord, may terminate this Lease effective thirty (30) days after the date of vesting of title in the condemnor.

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          Section 11.3.  TENANT'S RIGHTS TO SHARE IN AWARD.  In the event this
Lease is terminated pursuant to Section 11.1 or Section 11.2, Tenant shall have no right to share in Landlord's award, but this provision shall not affect Tenant's right, if any, to pursue its own claim against the condemning authority. Tenant's right to assert such a claim shall survive the termination of this Lease.

          Section 11.4. PARTIAL TAKING. If only a part of the Leased Property shall be so condemned or taken and this Lease is not terminated pursuant to
Section 11.1 or Section 11.2, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Leased Property as nearly as practicable to the same condition as existed prior to such condemnation or taking, the Annual Rent shall be abated in proportion to the value of the area of the Leased Property so condemned or taken. In the event of a partial taking, Tenant shall have no right to share in any award to Landlord by the condemning authority, but this provision shall not affect Tenant's right, if any, to pursue its own claim against the condemning authority.

                                     ARTICLE XII.

                               QUIET ENJOYMENT AND USE

          Section 12.1. QUIET ENJOYMENT. Tenant, upon observing, performing and keeping all the covenants and agreements herein contained, shall and may lawfully, peaceably and quietly have, hold, use, occupy, possess, and enjoy the Leased Property for and during all of the Term and Extension Terms, if any, without disturbance by Landlord, or by any person claiming by, through or under Landlord.

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                                    ARTICLE XIII.

                    ASSIGNMENT, SUBLETTING AND CHANGE OF OWNERSHIP

          Section 13.1. ASSIGNMENT AND SUBLETTING. Tenant shall have the right to assign this Lease after the prior written consent of the Landlord, which consent shall not be unreasonably withheld. No assignment or subletting shall release or discharge Tenant of or from any liability whether past, present or future under this Lease, and Tenant shall continue fully liable hereunder. For the purposes of this Lease, any transfer by shareholder or partners of Tenant holding in the aggregate a majority interest in Tenant to a third party or parties not related to any current shareholder or partner by blood or marriage shall be deemed an assignment of this Lease. By acceptance of this privilege, Tenant expressly agrees not to assign or sublet the premises or any part thereof to any person or entity who use of the Leased Property would directly or indirectly compete with the business or businesses of the Landlord or that entity known as Lewis F. Holmes & Son.

                                     ARTICLE XIV.

                               MISCELLANEOUS PROVISIONS


          Section 14.1. ENTIRE AGREEMENT. This Lease is intended to be the final and complete expression of the agreement between the parties. All negotiations and oral agreements of the parties hereto with respect to the subject matter hereof are merged into this Lease. No amendment of this Lease shall be binding unless evidenced in writing signed by Landlord and Tenant. All parties hereto have participated in the negotiations for and preparation of this Lease. In no event, therefore, shall this Lease be construed more or less stringently against any party.

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          Section 14.2.  CAPTIONS.  The captions of the Articles and Sections of this Lease are for the convenience and reference only and in no way define, limit or describe the scope or intent of such Articles and Sections.

          Section 14.3.  SUCCESSORS AND ASSIGNS.  Subject to the provision of
Article XIII hereof governing assignment and subletting, the covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and Tenant, its successors and assigns. Nothing contained in this Lease shall in any manner restrict Landlord's right to assign or encumber this Lease in its sole discretion.

          Section 14.4. PARTIAL INVALIDITY. If any clause or provision of this Lease is or becomes illegal, invalid or unenforceable because of present or future law or any rule or regulation of any governmental body or entity, the intention of the parties hereto is that the remainder of this Lease shall not be affected thereby.

          Section 14.5. NOTICES. Whenever by the terms of this Lease notice shall be required, necessary or desired to be given, such notice shall be in writing and shall be deemed effective when delivered by hand against receipt or on the fifth consecutive calendar day from and after the date upon which it shall have been deposited, postage prepaid, in the United States Mails, certified, return receipt requested, to a party at its respective address as set forth on page 1 of this Lease.

          Section 14.6. TIME OF Essence. Time shall be of the essence to the parties with respect to all provision of this Lease.

          Section 14.7. ESTOPPED CERTIFICATE. From time to time and at any time during the Term or Extension Term thereof, Landlord or Tenant shall, within twenty (20) days following

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written request from the other, execute, acknowledge and deliver to the other a statement in writing certifying: (i) whether this Lease is in full force and effect and whether there shall have been modifications to this Lease;
(ii) the dates to which all rental and other charges have been paid and whether any such payment represents payment in advance; and (iii) to the best knowledge of the individual executing the statement whether any default of the other party in the performance of any covenant, agreement or condition has occurred and remains uncured and if such default has occurred, the nature thereof; it being the intention of the Landlord and Tenant that the statement to be delivered in accordance herewith may be relied upon by any person to whom it shall be delivered by the party (Landlord or Tenant, as the case may be) who initialed the request for said statement, but not to the extent of any default under this Lease of which the individual executing the statement shall have no actual knowledge.

          Section 14.8. GOVERNING LAW. This Lease and the rights and obligations of Landlord and Tenant hereunder shall be governed and enforced under the laws of South Carolina.

          Section 14.9. LIMITATION OF LIABILITY. Landlord's liability to Tenant under this Lease shall be limited to Landlord's interest in the Leased Property.

          Section 14.10. MULTIPLE COUNTERPARTS. This Lease shall be executed in multiple counterparts, each of which shall be deemed an original and any of which shall be deemed to be complete of itself and may be introduced into evidence or used for any purpose without the production of the other copy.

          Section 14.11. INTEREST RATE. Any amounts payable by Tenant to Landlord or by Landlord to Tenant pursuant to the provisions of this Lease and not paid when due shall bear

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interest at the rate of ten (10%) per cent per annum, provided that no such interest shall be charged on rent paid within thirty (30) days of the date first due.

          Section 14.12. PAYMENTS BY LANDLORD. In the event Tenant fails to pay when due taxes, insurance, costs of repairs, unpaid mechanics or material men, or any other expenses required to be paid by Tenant under this Lease, if any, Landlord may, at his option, and without waiving any other rights and remedies hereunder, pay any of such amounts due on behalf of Tenant, and Tenant shall immediately reimburse Landlord for such expenses, together with interest at the rate provided in Section 14.11 hereof from the date of payment by Landlord.

          Section 14.13. REMEDIES CUMULATIVE. The remedies herein provided to Landlord are intended to be cumulative to any other remedies provided by law or equity.

          Section 14.14. WAIVER. The failure of Landlord or Tenant to insist in any one or more instances upon the strict performance of any covenant of this Lease, or to exercise any option or right herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect unless the contrary is expressed in writing by Landlord or Tenant.

          Section 14.15. RELATIONSHIP OF PARTIES. This Lease in no way creates the relationship of partners or joint venturers between Landlord and Tenant and the provisions governing any Percentage Rent provide only a method by which rent is to be calculated.

          Section 14.16. MEMORANDUM OF LEASE. At either party's request, the other party shall agree to execute a memorandum of this Lease summarizing the provisions of this Lease. Such memorandum shall be promptly recorded in the real property records of Edgefield County.

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          IN WITNESS WHEREOF, Landlord and Tenant, by and through their duly authorized personnel, have caused this Lease to be executed in the name of their respective entities, sealed and delivered, each one to the other.

WITNESS:                           LANDLORD

/s/ Authorized Signatory           /s/ Lewis F. Holmes, III
-------------------------------    -----------------------------------
                                   Lewis F. Holmes, III

/s/ Authorized Signatory
-------------------------------

                                   TENANT

/s/ Authorized Signatory           /s/ Jerry Chubb
-------------------------------    -----------------------------------
                                   United Defense L.P.

/s/ Authorized Signatory           by:  /s/ Jerry Chubb
-------------------------------    -----------------------------------
                                   its:  Director, Contracts Management

STATE OF SOUTH CAROLINA  )
COUNTY OF EDGEFIELD      )


          PERSONALLY APPEARED BEFORE ME, the undersigned and made oath that s/he saw the within-named Landlord, sign, seal, and as his act and deed, deliver the within Lease for the uses and purposes therein mentioned, and that s/he, with the other witness subscribed above witnessed the execution thereof.

SWORN TO AND SUBSCRIBED TO BEFORE ME

This 31st day of March, 1994

/s/ Notary Public
--------------------------------    -----------------------------------
Notary Public for South Carolina    Deponent/Witness
My Commission Expires:

STATE OF CALIFORNIA      )
COUNTY OF SANTA CLARA    )

          PERSONALLY APPEARED BEFORE ME, the undersigned and made oath that s/he saw the within-named Tenant, sign, seal, and as his act and deed, deliver the within Lease for the uses and purposes therein mentioned, and that s/he, with the other witness subscribed above witnessed the execution thereof.

SWORN TO AND SUBSCRIBED TO BEFORE ME

This 24th day of March, 1994

/s/ Notary Public
--------------------------------    -----------------------------------
Notary Public for California                 Deponent/Witness
My Commission Expires:   July 26, 1996
                       ------------------



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